Exhibit 99.1

Synlogic Announces Pricing of $21.0 Million Underwritten Public Offering

Cambridge, Mass. September 29, 2023 – Synlogic, Inc. (Nasdaq: SYBX), a clinical-stage biotechnology company advancing novel, oral, non-systemically absorbed biotherapeutics to transform the care of serious diseases, today announced the pricing of an underwritten public offering of (i) 7,394,363 shares of common stock (or common stock equivalents in lieu thereof) and (ii) accompanying common warrants to purchase up to an aggregate of 7,394,363 shares of common stock. The combined effective offering price to the public of each share of common stock (or pre-funded warrant) and accompanying warrant is $2.84. The accompanying warrants will have an exercise price of $3.408 per share, will be exercisable immediately, and will expire five years from the initial exercise date. All of the securities are being offered by Synlogic, Inc. The Company expects to receive total gross proceeds of approximately $21.0 million, before deducting underwriting discounts, commissions and offering expenses. The offering is expected to close on or about October 3, 2023, subject to satisfaction of customary closing conditions.

Chardan is acting as sole book-running manager for the offering.

The securities will be offered pursuant to a registration statement on Form S-1, as amended (File No. 333-274421), which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 28, 2023. The offering is being made solely by means of a prospectus. A preliminary prospectus relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus and, when available, copies of the final prospectus relating to this offering can be obtained at the SEC’s website at www.sec.gov or from Chardan Capital Markets, LLC, 17 State Street, Suite 2130, New York, New York 10004, at (646) 465-9000, or by email at prospectus@chardan.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Synlogic

Synlogic is a clinical-stage biotechnology company advancing novel, oral, non-systemically absorbed biotherapeutics to transform the care of serious diseases in need of new treatment options. The Company’s late-stage pipeline is focused on rare metabolic diseases, led by labafenogene marselecobac (SYNB1934), currently being studied as a potential treatment for phenylketonuria (PKU) in Synpheny-3, a global, pivotal Phase 3 study. Additional product candidates address diseases including homocystinuria (HCU), enteric hyperoxaluria, gout, and cystinuria. This pipeline is fueled by the Synthetic Biotic platform, which applies precision genetic engineering to well-characterized probiotics. This enables Synlogic to create GI-restricted, oral medicines designed to consume or modify disease-specific metabolites – an approach well suited for PKU and HCU, both inborn errors of metabolism, as well as other disorders in which the disease–specific metabolites transit through the GI tract, providing validated targets for these Synthetic Biotics. Research activities include a partnership with Roche focused on inflammatory bowel disease (IBD), and a collaboration with Ginkgo Bioworks in synthetic biology, which has contributed to two pipeline programs to date. For more information, please visit www.synlogictx.com or follow us on Twitter, LinkedIn, Facebook or Instagram.

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, clinical development plans, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “look forward, “ “estimate,” “expect,” “intend,” “on track, “ “plan,” “predict” and similar expressions and their variants, as they relate to Synlogic, may identify forward-looking statements. Examples of forward-looking statements, include, but are not limited to, statements regarding the timing of the closing of the offering and the expected use of proceeds thereof, the potential of Synlogic’s approach to Synthetic Biotics to develop therapeutics to address a wide range of diseases including: inborn errors of metabolism and inflammatory and immune disorders; our expectations about sufficiency of our existing cash balance; the future clinical development of Synthetic Biotics; the approach Synlogic is taking to discover and develop novel therapeutics using synthetic biology; and the expected timing of Synlogic’s clinical trials of labafenogene marselecobac (SYNB1934), SYNB1353, SYNB8802 and SYNB2081 and availability of clinical trial data. Actual results could differ materially from those contained in any forward-looking statements as a result of various factors, including: the uncertainties inherent in the clinical and preclinical development process; the ability of Synlogic to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading “Risk Factors” in Synlogic’s filings with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this press release reflect Synlogic’s current views with respect to future events. Synlogic anticipates that subsequent events and developments will cause its views to change. However, while Synlogic may elect to update these forward-looking statements in the future, Synlogic specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Synlogic’s view as of any date subsequent to the date hereof.

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Media Contact: media@synlogictx.com

Investor Relations: investor@synlogictx.com